EXHIBIT 99.1

Adept Technology Reports Fiscal 2009 First Quarter Results

Core Robotics Business Increases 12 Percent Year-Over-Year

LIVERMORE, Calif., Nov. 4, 2008 (GLOBE NEWSWIRE) -- Adept Technology, Inc. (Nasdaq:ADEP), a leading provider of intelligent vision-guided robotics, today announced financial results for its 2009 fiscal first quarter ended September 27, 2008.

Fiscal 2009 First Quarter Results

Revenues for the first quarter of fiscal 2009 increased 4% to $14.3 million, compared to $13.7 million for the same period last year, and decreased 14.4% from $16.7 million in the fourth quarter, in line with historical trends, as the Company's first quarter is seasonally softer than its fourth quarter. The increase over the first quarter of fiscal 2008 was driven by 12% growth in the Company's core robotics business. The Company reported a GAAP net loss of $1.6 million, or $0.20 per share, which includes a lease dispute settlement payment and legal fees associated with the relocation of its Livermore corporate office totaling $1.1 million, offset by a $596,000 reversal of a related restructuring charge on the leased space, as well as losses from foreign currency exchange related to the strengthening of the US dollar and Japanese Yen. This compares to net income of $293,000 or $0.04 per fully diluted share in the first quarter of fiscal 2008 and net income of $899,000, or $0.10 per fully diluted share in the fourth quarter of fiscal 2008. Adjusted EBITDA loss was $0.8 million in the first quarter of fiscal 2009, compared with adjusted EBITDA of $1.1 million in the first quarter of fiscal 2008 and adjusted EBITDA of $1.4 million in the fourth quarter of fiscal 2008. A discussion of this non-GAAP measure and reconciliation of this measure to the applicable GAAP measure is included below.

Gross margin was 46.2% of revenue in the first fiscal quarter of 2009, compared with 53.5% of revenue in the first quarter of 2008 and 48.5% in the fourth quarter of 2008. Adept's gross margin in the first fiscal quarter of 2008, as reported then, was favorably impacted by a one-time, high margin license deal for $570,000, unrelated to its core robotics business. Operating expenses for the first quarter of fiscal 2009 were $7.7 million, which includes the previously mentioned lease dispute settlement payment and related legal fees totaling $1.1 million. This compares to operating expenses of $6.8 million in the same quarter of fiscal 2008 and $8.0 million in the fourth quarter of 2008. Operating loss for the quarter was $1.1 million, compared with operating income of $549,000 a year ago and $116,000 in the fourth quarter of fiscal 2008.

Adept's cash and short-term investment balance at September 27, 2008 was $12.3 million, as compared to $15.2 million reported as of June 30, 2008 and $9.9 million at September 29, 2007.

"During the quarter we saw strength in our core robotics business, achieving 12 percent revenue growth over the same period last year," said John Dulchinos, Adept's president and chief executive officer. "In our solar and packaging verticals, we continued to see strong interest in our robotics solutions as a result of the significant value our solutions provide to our customers. However, as we enter the second quarter, we are starting to experience some softness due to the macroeconomic environment's effect on our customers. While this may affect our near term business, we remain very optimistic about the long term growth prospects related to our target markets and are especially excited about our newly developed inspection product for the solar market."

Dulchinos concluded, "Looking forward we will focus on generating cash flow from operations and will be taking steps in our second quarter to restructure expenses in non-core initiatives including additional outsourcing to offset potentially lower revenues while allowing us to continue to invest for growth in our target markets. We remain confident that we are well positioned to return to growth once the economy begins to recover."

Recent Highlights:

 * Grew core robotics business 12% during what is historically the seasonally weakest period of the Company's fiscal year.

 * Continued to ship against solar and packaging related programs in
   Japan and Korea, the largest and fourth largest robotics markets in the world.

 * Continued to invest in marketing and promotional activities targeting the solar cell manufacturing vertical. In September the
   Company demonstrated at the solar energy conference in Valencia,
   Spain, leading to active engagement in discussions with certain participating companies regarding potential design-ins to their tool sets.

 * Completed prototype of new "Eclipse" solar cell inspection system, which is the Company's first product exclusively designed for the solar cell manufacturing market. Adept's new product will expand the already large market opportunity the Company has in the solar cell equipment space.

Fiscal 2009 Outlook

The Company currently expects revenues for fiscal 2009 in the range of $61 to $55 million, representing flat to a 10% decrease in revenue year over year.

Quarterly Conference Call

John Dulchinos, president and chief executive officer, and Lisa Cummins, vice president and chief financial officer, will host an investor conference call today, November 4, 2008, at 5:00 P.M Eastern Time to review the Company's financial and operating performance for the fiscal 2009 first quarter. The call will also include statements regarding the company's anticipated financial performance for fiscal 2009. These statements will be forward-looking, and actual results may differ materially. The Company intends to continue its practice of not updating forward-looking statements and anticipated financial performance until its next quarter end results announcement. The call can be accessed by dialing (800) 366-3908. Participants are asked to call the assigned number approximately 10 minutes before the conference call begins. In addition, the conference call will be available over the Internet at www.adept.com in the Investor Relations section of the site. For those who are not available to listen to the live broadcast, the call will be archived at www.adept.com and a telephonic playback of the conference call will also be available for seven days following the call. Replay listeners should call (800) 405-2236 and enter the passcode 11120922#.

Company Profile

Adept Technology, Inc. designs, manufactures and markets robotic systems, motion control and machine vision technology for global markets including automotive, consumer electronics, consumer goods, disk drive, food, industrial tooling, medical devices, solar and pharmaceutical. Adept robots, controllers, and software are used for small parts assembly, material handling and packaging. Adept intelligent automation product lines include industrial robots, configurable linear modules, machine controllers for robot mechanisms and other flexible automation equipment, machine vision, and systems and applications software. Founded in 1983, Adept Technology is the largest U.S.-based manufacturer of industrial robots. More information is available at www.adept.com.

All trade names are either trademarks or registered trademarks of their respective holders.

The Adept Technology logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=5387

Use of Non-GAAP Financial Information

In addition to presenting net income in accordance with GAAP, we have determined that adjusted EBITDA, which we define as earnings before interest income, income taxes, depreciation and amortization, and stock-based compensation expense under SFAS No. 123(R), is a relevant measure of performance for our Company as an approximate measure of operating cash flow, as it is a metric commonly used among technology companies and provides meaningful supplemental information regarding our operating performance. As a result, we believe it is a helpful tool for communicating our operating performance to our investors and analysts and for comparisons to other technology companies.

Adjusted EBITDA should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with accounting principles generally accepted in the United States. For more information on our adjusted EBITDA, please see the table captioned "Reconciliation of GAAP Net Income (Loss) to Adjusted EBITDA" included below. While we believe that adjusted EBITDA is useful within the context described above, it is in fact incomplete and not a measure that should be used to evaluate the full performance of the Company or its prospects. Stock-based compensation has been, and will continue to be for the foreseeable future, a recurring expense for our business and an important incentive component of executive and other employee compensation. Such evaluation needs to consider all of the complexities associated with our business including, but not limited to, how past actions are affecting current results and how they may affect future results, and how regulations and the other aforementioned items affect the final amounts that are or will be available to shareholders as a return on their investment. Net income determined in accordance with GAAP is the most complete measure available today to evaluate all elements of our performance. Similarly, our Consolidated Statement of Cash Flows, as presented in our filings with the Securities and Exchange Commission, provides the full accounting for how we have decided to use resources provided to us from our customers and shareholders.

Forward-Looking Statements

This press release contains certain forward-looking statements including statements regarding revenues, operating expenses, profitability, products, market opportunities and Adept's growth based on its current products, strategy and geographic and market presence that involve a number of risks and uncertainties. The Company's actual results could differ materially from those expressed in any of the above forward-looking statements for a variety of reasons, including but not limited to, factors affecting our operating results including factors difficult to forecast; future economic, competitive and market conditions including those in Europe and Asia and those related to the Company's strategic markets; risks of acceptance of the Company's new or current products in the marketplace; the actual results and potential impact of our current restructuring efforts; the financial and operating risks and regulatory requirements associated with international operation and growth in geographic presences, sales and foreign suppliers and the impact of foreign currency exchange ; the cyclicality of capital spending of the Company's customers and lack of long-term customer contracts; customers' ability to pay invoices in a timely manner; the risk that some customers may become insolvent; dependence on the continued growth of the intelligent automation market; the highly competitive nature of and rapid technological change and competition within the intelligent automation industry; the lengthy sales cycles for the Company's products; the Company's increasing investment in markets that are subject to increased regulation and potential product liability and burden on operations to serve multiple disparate industries; the Company's significant fixed costs which are not easily reduced; the Company's outsourced manufacturing and IT dependence and risks associated with sole or single sources of supply and lengthy procurement lead times; risks associated with the seasonality of the Company's revenues; risks associated with product defects; potential delays associated with the development and introduction of new products or software releases; the Company's ability to sell its products through systems integrators and original equipment manufacturers who may also promote competing products; risks associated with variations in our gross margins based on factors not always in Adept's control; the need to hire and retain qualified managerial personnel and to complete acquisitions to expand operations; risks of unfair termination claims by employees; risks associated with variations in gross margins; risks related to the Company's potential inability to strengthen its internal controls over financial reporting; potential securities class action litigation if Adept's stock price remains volatile or operating results suffer; and costs of being a public company as a result of legislation requiring greater general and administrative costs to be incurred.

For a discussion of risk factors relating to Adept's business, see Adept's SEC filings, including the Company's annual report on Form 10-K for the fiscal year ended June 30, 2008, which includes the discussion in Management's Discussion and Analysis of Financial Condition and Results of Operations and Risk Factors.

                           FINANCIALS FOLLOW

                         ADEPT TECHNOLOGY, INC.
                 CONDENSED CONSOLIDATED BALANCE SHEETS
                            (in thousands)
                              (unaudited)

                                                  Sept. 27,   June 30,
                                                     2008       2008
                                                   -------    -------

 ASSETS
 Current assets:
   Cash and cash equivalents                       $12,277    $15,185
 Accounts receivable, less allowance
  for doubtful accounts of $388 at
  September 27, 2008 and $485 at
  June 30, 2008                                     12,863     11,757
   Inventories                                       9,731     10,234
   Other current assets                                538        431
                                                   -------    -------
     Total current assets                           35,409     37,607
 Property and equipment, net                         3,138      3,354
 Goodwill                                              372        377
 Other intangible assets, net                          662        800
 Other assets                                          174        152
                                                   -------    -------
     Total assets                                  $39,755    $42,290
                                                   =======    =======

 LIABILITIES AND STOCKHOLDERS' EQUITY
 Current liabilities:
   Accounts payable                                $ 5,322    $ 5,972
   Accrued payroll and related expenses              1,852      2,267
   Accrued warranty                                  1,256      1,259
   Accrued restructuring charges                        --        217
   Other accrued liabilities                         1,879      1,203
                                                   -------    -------
     Total current liabilities                      10,309     10,918

 Long-term liabilities:
   Accrued restructuring charges                        --        416
   Other long-term liabilities                         436        461
                                                   -------    -------
     Total liabilities                              10,745     11,795

 Total stockholders' equity                         29,010     30,495
                                                   -------    -------
                                                   $39,755    $42,290
                                                   =======    =======

                       ADEPT TECHNOLOGY, INC.
          CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
               (in thousands, except per share data)
                            (unaudited)

                                                   Three months ended
                                                   ------------------
                                                   Sept. 27,  Sept. 29,
                                                     2008       2007
                                                   -------    -------

 Revenues                                          $14,321    $13,652
 Cost of revenues                                    7,712      6,349
                                                   -------    -------
 Gross margin                                        6,609      7,303
 Operating expenses:
   Research, development and engineering             1,400      1,342
   Selling, general and administrative               6,794      5,142
   Amortization of other intangibles                    90         19
   Restructuring charge (reversal)                    (596)       251
                                                   -------    -------
 Total operating expenses                            7,688      6,754
                                                   -------    -------

 Operating income (loss)                            (1,079)       549

 Interest income, net                                   43        100
 Currency exchange loss                               (586)       (25)
                                                   -------    -------

 Income (loss) before income taxes                  (1,622)       624
 Provision for income taxes                             --        331
                                                   -------    -------
 Net income (loss)                                 $(1,622)   $   293
                                                   =======    =======
 Net income (loss) per share:
   Basic                                           $ (0.20)   $  0.04
                                                   =======    =======
   Diluted                                         $ (0.20)   $  0.04
                                                   =======    =======

 Shares used in computing per share amounts:
   Basic                                             8,013      7,917
   Diluted                                           8,013      7,978
                                                   =======    =======

                        ADEPT TECHNOLOGY, INC.
      Reconciliation of GAAP Net Income (Loss) to Adjusted EBITDA
                           (in thousands)
                             (unaudited)

                                    -----------------------------
                                    Three      Three      Three
                                    Months     Months     Months
                                    ended      ended      ended
                                    Sept. 27,  June 30,   Sept. 29,
                                     2008       2008       2007
                                    -----------------------------
 Net income (loss)                  $(1,622)   $   899    $   293
   Interest earned, net                 (43)       (47)      (100)
   Income taxes                          --       (177)       331
   Depreciation                         409        413        381
   Amortization of intangibles           90        131         19
   Stock compensation expense           361        147        180
                                    -----------------------------
 Adjusted EBITDA                    $  (805)   $ 1,366    $ 1,104
                                    =============================

CONTACT:  Adept Technology, Inc.
          Lisa Cummins, Chief Financial Officer
          925-245-3400
          Investor.relations@adept.com

          MKR Group, Inc.
          Todd Kehrli
          Charles Messman
          323-468-2300
          adep@mkr-group.com